                                                                    EXHIBIT 10.1

                              TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT (the "Agreement") is entered into as of the 3rd day of September, 2003, by and between HRB Management, Inc., a Missouri corporation ("HRB"), and Frank J. Cotroneo ("Cotroneo").

                                   ARTICLE ONE

                            TERMINATION OF EMPLOYMENT

         1. Mutual Agreement to Terminate Employment Agreement. HRB and Cotroneo acknowledge and agree that they are parties to an Employment Agreement dated January 26, 2000 (the "Employment Agreement"), and that they desire to terminate Cotroneo's employment under the Employment Agreement by this Agreement. The parties agree that such termination of employment is mutual and shall not be considered a termination for or without "cause" or for "good reason" (as such terms are defined in the Employment Agreement), except as noted for the sole purpose described in Section 4(a)(iii) of this Agreement. Such employment and the Employment Agreement will terminate effective as of the close of business on October 31, 2003, or such earlier date as is mutually agreed upon by the parties in writing (the "Termination Date"). By this Agreement, the parties agree to waive any notice of termination required by the Employment Agreement.

         2. Surviving Obligations. Notwithstanding the above, the termination of Cotroneo's employment will not affect the following provisions of the Employment Agreement which, by their express terms as set forth therein, impose continuing obligations on one or more of the parties following termination of the Employment Agreement:

              o   Article Two, "Confidentiality," Sections 2.01, 2.02

              o Article Three, "Non-Hiring; No Conflicts; Noncompetition," Sections 3.01, 3.02, 3.04, 3.05

              o   Article Four, "Miscellaneous," Section 4.06.

         3. Resignation as Officer.

         (a) Cotroneo will resign (i) as Senior Vice President and Chief Financial Officer of H&R Block, Inc. ("Block") and (ii) from any and all officer and director positions held with HRB and all other subsidiaries of Block (all such other subsidiaries of Block, collectively "Affiliates" and individually an "Affiliate"). Such resignations will be effective as of the Termination Date, except as provided in Section 3(b) of this Agreement. Cotroneo will execute resignations in the form attached hereto as Exhibit A contemporaneously with his execution of this Agreement.

         (b) Cotroneo acknowledges that Block is undertaking a search for a new Chief Financial Officer and, in the event Block is prepared to elect a new Chief Financial Officer prior to the Termination Date, Cotroneo agrees to accelerate his resignation as Senior Vice President and Chief Financial Officer of Block and execute a new resignation effective as of the date Block elects such new Chief Financial Officer. Such accelerated resignation shall have no effect on Cotroneo's continued employment with HRB through the Termination Date and shall not provide grounds for Cotroneo to terminate the Employment Agreement for "good reason."

         4. Continued Employment: Compensation and Benefits.

         (a) In consideration of Cotroneo's promises herein, HRB agrees to continue to employ Cotroneo through the Termination Date, and that Cotroneo will be paid his base salary (at the rate of $389,000 per year) and benefits as of the date of this Agreement through the Termination Date. Upon Cotroneo's execution of the release agreement attached hereto as Exhibit B (the "Release Agreement") on the Termination Date, HRB will agree to provide the compensation and benefits as follows and as described in the Release Agreement on the terms described therein:

                  (i) In further consideration for Cotroneo's promises herein, HRB will pay to Cotroneo $301,476 (which amount represents an aggregate of one-half of Cotroneo's (A) annual base salary and (B) target short-term incentive compensation for HRB's fiscal year 2004, each determined as of the date of this Agreement) over the 6-month period beginning on the Termination Date in semi-monthly equal installments of $25,123 (less required tax withholdings and elected benefit withholdings). Such payments shall not encompass payment to Cotroneo for any unused vacation or other paid time off accrued as of the Termination Date, payment for which will be made in accordance with HRB's policy as soon as administratively feasible after the Termination Date.

                  (ii) Cotroneo will remain eligible to participate in those health and welfare plans maintained by HRB offering medical, dental, vision, employee assistance, flexible spending account, life insurance, and accidental death and dismemberment insurance benefits during the 6-month period beginning on the Termination Date on the same basis as employees of HRB, after which Cotroneo may be eligible to continue coverage of those benefits provided under group health plans in accordance with his rights under Section 4980B of the Internal Revenue Code.

                  (iii) For the limited purpose of permitting Cotroneo to exercise those stock options to purchase shares of Block's common stock granted to Cotroneo by Block ("Stock Options") that are outstanding and exercisable as of the Termination Date, for the first 3 months after the Termination Date, HRB agrees to characterize Cotroneo's termination of employment as a termination of employment by HRB without "cause." Such characterization shall have no effect on the number of Stock Options outstanding and exercisable as of the Termination Date. A list of the Stock Options existing and exercisable as of the date of this Agreement is attached hereto as Exhibit C.

         (b) The compensation and benefits described in Section 4(a) of this Agreement will cease and no further compensation and benefits will be provided to Cotroneo under the Release Agreement if Cotroneo knowingly violates any of his post-employment obligations as set forth in Sections 2 and 6 of this Agreement. If Cotroneo unknowingly violates any of his post-employment obligations as set forth in Sections 2 and 6 of this Agreement, Cotroneo agrees to take such actions as are necessary to correct the violation(s) once he is made aware of the violation(s).

         (c) The parties agree that, in accordance with Section 1.06(c) of the Employment Agreement, HRB shall have no further financial obligations to Cotroneo under the Employment Agreement and no further payments of base salary or other compensation or benefits shall be payable by HRB to Cotroneo, except
(i) as required by the express terms of any written benefit plans or written arrangements maintained by HRB and applicable to Cotroneo as of the Termination Date, (ii) as may be required by law, or (iii) as have been mutually agreed upon between the parties in this Agreement.

         (d) Upon Cotroneo's execution of the Release Agreement on the Termination Date, HRB, on behalf of itself, Block, and Affiliates, will on the Termination Date also execute the Release Agreement as provided for therein.

         5. Business Expenses: Commitments. HRB will promptly pay directly, or reimburse Cotroneo for, all business expenses to the extent such expenses are paid or incurred by Cotroneo during the term of the Employment Agreement in accordance with HRB's policy in effect from time to time and to the extent such expenses were reasonable and necessary to the conduct by Cotroneo of HRB's business. During the period from the date of this Agreement through the Termination Date and at all times thereafter, Cotroneo will not initiate, make, renew, confirm or ratify any contracts or commitments for or on behalf of Block, HRB or any Affiliate without Block's prior written consent.

         6. Cotroneo's Responsibilities.

         (a) During the period from the date of this Agreement through the Termination Date, Cotroneo will act in a manner consistent with the standards of conduct and performance he has observed during his employment with HRB and will cooperate with management of Block, HRB and any Affiliate as requested in providing information regarding areas of his expertise and experience with Block. Cotroneo acknowledges that his employment responsibilities may be reduced prior to the Termination Date at HRB's sole discretion and that any such reduction in employment responsibilities shall not provide grounds for Cotroneo to terminate the Employment Agreement for "good reason."

         (b) After the Termination Date and for a period of one year thereafter, in the event a (i) claim is asserted against Block, HRB or any Affiliate and/or their respective employees, agents, officers, or directors or (ii) a government investigation is commenced with respect to Block, HRB or any Affiliate and/or their respective employees, agents, officers, or directors, Cotroneo will, without compensation, except for reimbursement for any out-of-pocket expenses, provide reasonable assistance and cooperation with Block, HRB and Affiliates in connection with such a claim or government investigation. Thereafter Cotroneo will similarly assist and cooperate with Block, HRB and/or Affiliates, for which he will be reimbursed for his costs and paid reasonable compensation for his time, as agreed upon by the parties, except in litigation matters where Cotroneo is a named party. In such cases Cotroneo will continue to provide reasonable cooperation, as requested, and will receive reimbursement for his costs, but receive no compensation for his time.

         (c) Cotroneo will not at any time or in any manner (i) defame Block, HRB, or any Affiliate or their respective past or present directors and employees, (ii) make disparaging statements to the media, or to any employee or contractor of Block, HRB or any other Affiliate, concerning Block, HRB or any Affiliate, their respective past or present directors and employees concerning any matter related to his employment or non-employment, or (iii) do any deliberate act designed primarily to injure the business or reputation of Block, HRB or any Affiliate. Nothing in this provision shall be construed to prevent Cotroneo from responding to a subpoena or other lawfully issued summons, or from providing truthful information to any law enforcement or administrative agency or prospective employer; or from making appropriate disclosures to counsel for Block, HRB, or any Affiliate, to Block's external auditors, or to the Audit Committee of the Board of Directors of Block, as to any subject within the scope of Cotroneo's employment. Cotroneo agrees that any information permitted to be provided to a prospective employer pursuant to the prior sentence will not include information required to be held confidential in accordance with his post-employment obligations set forth in Section 2 of this Agreement.

          7. HRB's Responsibilities. Neither HRB, Block, any Affiliates, nor any of their senior executive officers or directors will at any time or in any manner (i) defame Cotroneo, (ii) make disparaging statements to the media or to any employee or contractor of HRB, Block or Affiliates regarding Cotroneo, his performance, character, status or any other personal or professional matter, or
(iii) do any deliberate act designed in whole or in part to injure, embarrass or damage Cotroneo's reputation, or interfere with his ability to obtain new employment. HRB and Cotroneo agree that HRB will respond to inquiries from Cotroneo's prospective new employers by providing the letter attached hereto as Exhibit D, and will otherwise only act consistently with its then-current practice of providing certain limited information to prospective employers of former employees. Cotroneo agrees that furnishing such letter and complying with such practice shall not constitute interference with his ability to obtain new employment. Nothing in this provision shall be construed to prevent HRB, Block, or any Affiliates from responding to a subpoena or other lawfully issued summons, or from providing truthful information to any law enforcement or administrative agency.

         8. Third-Party Beneficiary. The parties hereto agree that Block is a third-party beneficiary as to the obligations imposed upon Cotroneo under the Employment Agreement and this Agreement and as to the rights and privileges to which HRB is entitled pursuant to the Employment Agreement and this Agreement, and that Block is entitled to all of the rights and privileges associated with such third-party-beneficiary status.

         9. Successors and Assigns. This Agreement and each of its provisions will be binding upon Cotroneo and the heirs, executors, successors and administrators of Cotroneo or his estate and property, and will inure to the benefit of HRB, Block and their successors and assigns. Cotroneo may not assign or transfer to others the obligation to perform his duties hereunder.

         10. Specific Performance. The parties acknowledge that money damages alone will not adequately compensate HRB, Block or Cotroneo for breach of any of the covenants and agreements herein and, therefore, in the event of the breach or threatened breach of any such covenant or agreement by either party, in addition to all other remedies available at law, in equity or otherwise, a wronged party will be entitled to injunctive relief compelling specific performance of (or other compliance with) the terms hereof.

         11. Disputes. In the event that after the parties have executed this Agreement, there is a dispute or disagreement between the pates as to the interpretation, implementation or enforcement of any aspect of this Agreement, the parties agree to submit such dispute or disagreement to non-binding mediation. In the event any such dispute or disagreement is not resolved by mediation, the prevailing party in any subsequent litigation shall be entitled to reimbursement for reasonable legal fees that party expended in the mediation and litigation.

         12. Entire Agreement. This Agreement, the Release Agreement (if such Release Agreement is fully executed), and the surviving post-termination obligations of the Employment Agreement constitute the entire agreement and understanding between HRB and Cotroneo concerning the subject matter hereof. No modification, amendment, termination, or waiver of this Agreement will be binding unless in writing and signed by Cotroneo and a duly authorized officer of HRB. Failure of HRB, Block or Cotroneo to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such terms, covenants, and conditions.

         13. Notices. Notices hereunder will be deemed delivered five days following deposit thereof in the United States mail (postage prepaid) addressed to Cotroneo at 11709 High Drive, Leawood, Kansas 66211; and to HRB at 4400 Main Street, Kansas City, Missouri 64111; Attn: Mark A. Ernst, with a copy to James
H. Ingraham, Esq., H&R Block, Inc., 4400 Main Street, Kansas City, Missouri 64111; or to such other address and/or person designated by any party in writing to the other parties.

         14. Counterparts. This Agreement may be signed in counterparts and delivered by facsimile transmission confirmed promptly thereafter by actual delivery of executed counterparts.

          Executed as a sealed instrument under, and to be governed by, construed and enforced in accordance with, the laws of the State of Missouri.


/s/ Frank J. Cotroneo
---------------------
Frank J. Cotroneo

Dated:   9/4/03
       ----------

HRB Management, Inc.
a Missouri corporation


By: /s/ Mark A. Ernst
    ------------------
    Mark A. Ernst
    President and Chief Executive Officer

Dated: 4 Sept. 03
       ----------

                                    EXHIBIT A

                                   RESIGNATION


TO: The Board of Directors of [Name of Company]:
                              -----------------
         Effective October 31, 2003, I hereby resign as [position] of [Name of Company], a [Name of State] corporation.


Dated:
       --------------------------                 ------------------------------
                                                  Frank J. Cotroneo

                                    EXHIBIT B

                                RELEASE AGREEMENT

         THIS RELEASE AGREEMENT ("this Release Agreement") is entered into as of the 31st day of October 2003, by and between HRB Management, Inc., a Missouri corporation ("HRB"), and Frank J. Cotroneo ("Cotroneo").

         WHEREAS, HRB and Cotroneo are parties to an Agreement dated as of September 3, 2003, under which the parties mutually agreed to terminate the Employment Agreement dated January 26, 2000, by and between HRB and Cotroneo (the "Employment Agreement"), and Cotroneo's employment thereunder (the "Termination Agreement").

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the pates agree as follows:

         1. Release by Cotroneo. In consideration of HRB's promise to Cotroneo of the compensation and benefits specified in Section 5 of this Release Agreement and Section 4 of the Termination Agreement, Cotroneo for himself and for his relations, heirs, legal representatives, and assigns unconditionally releases and forever discharges H&R Block, Inc. ("Block"), HRB and each other subsidiary of Block (each such other subsidiary an "Affiliate"), their respective present and past directors, officers, employees, agents, predecessors, successors, and assigns of and from any and all claims, demands, actions, causes of action and suits of any kind whatsoever, whether under federal or state statute, local regulation or at common law or which thereafter arise from any matter, fact, circumstance, event, happening or thing whatsoever occurring or failing to occur prior to the date of this Release Agreement involving Cotroneo's employment by HRB or any Affiliate, including, without limitation, Cotroneo's hiring, compensation earned as of or before the date of this Release Agreement, the termination of Cotroneo's responsibilities as an officer of Block and as a director and/or officer of HRB and each Affiliate, Cotroneo's termination as an employee of HRB, other obligations of Block, HRB or any Affiliate (except for those obligations expressly stated in this Release Agreement, the post-termination provisions of the Employment Agreement or applicable benefit plans), and further including, but not limited to, any claims for race, sex or age discrimination under the Age Discrimination in Employment Act, as amended ("ADEA"), Title VII of the Civil Rights Act of 1964, the 1991 amendments of such Civil Rights Act, the Americans with Disabilities Act, as amended, and all other federal and state statutes and common law doctrines.

         2. Release by HRB.

         (a) Except as provided in Section 2(b) of this Release Agreement, HRB for itself and for its present and past directors, officers, employees, predecessors, successors, assigns and Affiliates hereby unconditionally releases and forever discharges Cotroneo, his relations, assigns, heirs, legal representatives, of and from any and all claims, demands, actions, causes of action and suits of any kind whatsoever, whether under federal or state statute, local regulation or at common law or which thereafter arise from any matter, fact, circumstance, event, happening or thing whatsoever occurring or failing to occur prior to the date of this

Release Agreement involving Cotroneo's employment by HRB or any Affiliate, and the performance of his responsibilities under the Employment Agreement.

         (b) The release described in Section 2(a) of this Release Agreement does not include a release of (i) Cotroneo's obligations under that certain letter dated March 31, 2003, addressed to James H. Ingraham attached hereto as
Exhibit I, and (ii) any claims, demands, actions, causes of action and suits of any kind whatsoever involving acts of fraud, or embezzlement, whether known or unknown as of the date of this Release Agreement. The Company expressly represents that it has no knowledge or belief at this time that Cotroneo engaged in any such conduct.

         3. Consideration of Release of ADEA Claims. With regard to the waiver/release of rights or claims under the ADEA, Cotroneo acknowledges and understands that this is a legal document and that he is legally entitled to, and has been offered, a period of twenty-one (21) days (the "Consideration Period") to consider the waiver/release of such rights or claims under this Release Agreement before signing it. After signing this Release Agreement, Cotroneo may revoke the waiver/release of rights or claims under the ADEA by giving written notice ("Revocation Notice") to Mark A. Ernst, 4400 Main Street, Kansas City, Missouri 64111, within seven (7) days after the date of signing (such seven (7) day period, the "Revocation Period" and such date of signing, the "Signing Date"). For such revocation to be effective, the Revocation Notice must be received no later than 5:00 p.m., Kansas City, Missouri time, on the seventh (7th) day after the Signing Date. If Cotroneo provides the Revocation Notice to HRB, this Release Agreement will be null, void and unenforceable by either party, and HRB will have no obligation to make any payments or provide any benefits to Cotroneo hereunder.

         4. Acknowledgements. COTRONEO ALSO ACKNOWLEDGES THAT HRB HAS ADVISED HIM TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS RELEASE AGREEMENT OR BEFORE THE EXPIRATION OF THE REVOCATION PERIOD. COTRONEO SPECIFICALLY ACKNOWLEDGES AND AGREES THAT EITHER THE FULL TWENTY-ONE (21) DAY CONSIDERATION PERIOD HAS LAPSED OR HE HAS BEEN OFFERED SUCH TWENTY-ONE (21) DAY CONSIDERATION PERIOD BUT HAS ELECTED TO WAIVE AND FOREGO ALL OF THE APPLICABLE DAYS WHICH HAVE NOT YET LAPSED IN SUCH TWENTY-ONE (21) DAY CONSIDERATION PERIOD. COTRONEO ACKNOWLEDGES AND AGREES THAT UPON SUCH CONSIDERATION HE HAS DECIDED TO WAIVE AND RELEASE ANY CLAIMS HE MAY HAVE UNDER THE ADEA, PURSUANT TO THE TERMS OF THIS RELEASE AGREEMENT.

         5. Compensation and Benefits. The parties agree that Cotroneo will receive the compensation and benefits from HRB after the Termination Date provided for in Sections 4 (a) and (if) of the Termination Agreement.

         6. Termination of Compensation and Benefits. The compensation and benefits described in Section 4 of the Termination Agreement will cease and no further compensation and benefits will be provided to Cotroneo under this Release Agreement if Cotroneo knowingly violates any of his obligations under Sections 2 and 6 of the Termination Agreement. If Cotroneo unknowingly violates any of his obligations under Sections 2 and 6 of the Termination Agreement, Cotroneo agrees to take such actions as are necessary to correct the violation(s) once he is made aware of the violation(s).

         7. This Release Agreement shall not affect the rights and obligations of the parties under the Termination Agreement.

         8. Successors and Assigns. This Release Agreement and each of its provisions will be binding upon Cotroneo and the heirs, executors, successors, and administrators of Cotroneo or his estate and property, and shall inure to the benefit of HRB, Block and their successors and assigns. Cotroneo may not assign or transfer to others the obligation to perform his duties hereunder. Executed as a sealed instrument under, and to be governed by, construed and enforced in accordance with, the laws of the State of Missouri.




-----------------------------------------
Frank J. Cotroneo

Dated:
       --------------


HRB Management, Inc.
a Missouri corporation


By:
    -------------------------------------
    Mark A. Ernst
    President and Chief Executive Officer

Dated:
       -------------

                                    EXHIBIT I


James H. Ingraham
Senior Vice President and General Counsel
H&R Block, Inc.
4400 Main Street
Kansas City, MO 64111

Re: Undertaking

Dear Mr. Ingraham:

I understand that the Board of Directors of H&R Block, Inc. (the "Company") has determined to indemnify me, to the fullest extent permissible under Missouri law and the Company's Bylaws, in connection with the recently-filed securities class action naming me as a co-defendant, including White v. H&R Block, Inc. et al, Smith v. H&R Block, Inc. et al, Rodney v. H&R Block, Inc., et al, McCormack v. H&R Block, Inc. et al, and any other related case (collectively, the "RAL Disclosure Litigation"). I also understand that the Company will pay, on my behalf and as they accrue, all expenses incurred in defending the RAL Disclosure Litigation prior to its final disposition.

I hereby undertake to repay such amounts advanced by the Company on my behalf unless it shall ultimately be determined (whether by the Board of Directors or otherwise) that I am entitled to be indemnified because I acted in good faith and in a manner I reasonably believed to be in, or not opposed, to the best interests of the Company.


Very truly yours,


/s/ FRANK J. COTRONEO
---------------------
Frank J. Cotroneo


Dated: 3/31/03
       -------

                                    EXHIBIT C

OPTIONEE STATEMENT                                               H&R BLOCK. INC.

                           EXERCISABLE AS OF 9/3/2003



FRANK J. COTRONEO


                                                        OPTIONS                 OPTIONS/DATE
 GRANT      EXPIRATION                GRANT           GRANTED OR       OPTION    TRANSFERRED    OPTIONS         OPTIONS
  DATE        DATE      PLAN ID       TYPE          TRANSFERRED TO      PRICE        OUT      OUTSTANDING     EXERCISABLE
 -----      ----------  -------       ----          --------------     ------   ------------  -----------     -----------

2/21/2000   2/21/2010    84 1       Incentive            14,856        $20.1875                 14,856      14,856    CURRENT
2/21/2000   2/21/2010    84 1       Non-Qualified        25,144        $20.1875                 25,144       25,14    CURRENT
6/30/2000   6/30/2010    84 1       Incentive                 1        $16.1875                      1           1    CURRENT
6/30/2000   6/30/2010    84 1       Non-Qualified        69,999        $16.1875                 23,333      23,333    CURRENT
6/30/2001   6/30/2011    84 1       Incentive             3,098        $32.2750                  3,098           0    CURRENT
                                                                                                             3,098 on 06/30/2006
6/30/2001   6/30/2011    84 1       Non-Qualified        66,902        $32.2750                 43,570           0    CURRENT
                                                                                                            23,334 on 06/30/2005
                                                                                                            20,236 on 06/30/2006
6/30/2002   6/30/2012    84 1       Incentive             4,332        $46.1500                  4,332           0    CURRENT
                                                                                                             2,166 on 06/30/2004
                                                                                                             2,166 on 06/30/2005
6/30/2002   6/30/2012    84 1       Non-Qualified        50,668        $46.1500                 50,638           0    CURRENT
                                                                                                            16,171 on 06/30/2004
                                                                                                            16,165 on 06/30/2005
                                                                                                            18,332 on 06/30/2006
6/30/2003   6/30/2013    84 1       Non-Qualified        45,000        $43.2500                 45,000           0    CURRENT
                                                                                                            15,000 on 06/30/2004
                                                                                                            15,000 on 06/30/2005
                                                                                                            16,000 on 06/30/2008

Optionee Totals                                         280,000                                210,002      63,334

                                    EXHIBIT D

                                REFERENCE LETTER

To Whom It May Concern:

         Frank Cotroneo was Senior Vice-President and Chief Financial Officer of H&R Block from February 21, 2000 to October 31, 2003. During his tenure, Mr. Cotroneo was an integral member of our management team. Frank left to pursue other opportunities, and his departure was amicable. We wish him well.


                                         Sincerely yours,


                                         Mark A. Ernst